 united states

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2020

EMCORE CORPORATION

(Exact name of registrant as specified in its charter)

New Jersey (State or Other Jurisdiction of Incorporation)	001-36632 (Commission File Number)	22-2746503 (I.R.S. Employer Identification No.)

2015 W. Chestnut Street
Alhambra, California	91803
(Address of principal executive offices)	(Zip Code)

(626) 293-3400

(Registrant’s telephone number,
including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, no par value	EMKR	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On February 10, 2020, Systron Donner Inertial, Inc. (“SDI”), a wholly owned subsidiary of EMCORE Corporation (“EMCORE”), consummated the sale of its property located at 2700 Systron Drive, Concord, California (the “Real Property”) to Eagle Rock Holdings, LP, and affiliate of Parkview Management Group, Inc. (“Buyer”), resulting in net proceeds of $12.8 million. The sale was made pursuant to the terms of that certain Standard Offer, Agreement and Escrow Instructions for Purchase of Real Estate (Non-Residential) (as amended, the “Purchase Agreement”), dated as of December 31, 2019, by and between SDI and Parkview Management Group, Inc.

In connection with the sale of the Real Property, SDI entered into a Single-Tenant Triple Net Lease (the “Lease Agreement”) with Buyer pursuant to which SDI leased back the Real Property for a fifteen year term commencing on February 10, 2020, unless earlier terminated or extended in accordance with the terms of the Lease Agreement. Under the Lease Agreement, SDI’s financial obligations will include base monthly rent of $0.75 per square feet, or approximately an aggregate of $77,500 per month, which rent will increase on an annual basis at three percent (3%) over the life of the lease. SDI will also be responsible for all monthly expenses related to the leased facilities, including insurance premiums, taxes and other expenses, such as utilities. In connection with the execution of the Lease Agreement, EMCORE entered into a Lease Guaranty (the “Guaranty”) with Buyer under which EMCORE guaranteed the payment when due of the monthly rent, and all other additional rent, interest and charges to be paid by SDI under the Lease Agreement, and the performance by SDI of all of the material terms, conditions, covenants and agreements of the Lease Agreement.

The foregoing summaries of the terms and conditions of the Purchase Agreement, the First Amendment to the Purchase Agreement dated as of January 13, 2020 (the “First Amendment”), the Lease Agreement and the Guaranty are qualified in their entirety by reference to the full text of the Purchase Agreement, the First Amendment, the Lease Agreement and the Guaranty, which are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and which are incorporated by reference into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information provided in Item 1.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Standard Offer, Agreement and Escrow Instructions for Purchase of Real Estate (Non-Residential) dated as of December 31, 2019 by and between Parkview Management Group, Inc. and Systron Donner Inertial, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 6, 2020).

10.2	First Amendment to Standard Offer, Agreement and Escrow Instructions for Purchase of Real Estate (Non-Residential) dated as of January 13, 2020, by and between Parkview Management Group, Inc. and Systron Donner Inertial, Inc. (incorporated by reference to Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q filed on February 10, 2020).

10.3	Single-Tenant Triple Net Lease, dated as of February 10, 2020, by and between Systron Donner Inertial, Inc. and Eagle Rock Holdings, LP.

10.4	Lease Guaranty, dated as of February 10, 2020, by and between EMCORE Corporation and Eagle Rock Holdings, LP).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION

Dated: February 11, 2020	By:	/s/ Tom Minichiello
Name: Tom Minichiello
Title: Chief Financial Officer

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